Exhibit 10.11

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Distributed Bio, Inc

ANTIBODY LIBRARY SUBSCRIPTION AGREEMENT

This Antibody Library Subscription Agreement (“Agreement”), effective as of September 30th, 2016 (the “Effective Date” ), is made by and between Distributed Bio, Inc, a California corporation, having offices at 329 Oyster Point Blvd, 3rd Floor, South San Francisco, CA US 94080 (“Distributed Bio”) and Surrozen Inc., a Delaware corporation having a principal place of business at 1700 Owens Street, Suite 500, San Francisco, CA 94158 (“Surrozen” ), and sets forth the terms and conditions on which Distributed Bio will transfer certain materials to Surrozen and Surrozen’s use thereof. Distributed Bio and Surrozen are each referred to herein as a “Party” or collectively as the” Parties.”

1.    Background. Distributed Bio is willing to transfer the Antibody Library for use as set forth herein. Surrozen desires to obtain the Antibody Library for the purpose of conducting certain research related to the discovery of antibodies against biological target(s) of interest to Surrozen (the “Purpose”).

2.    Definitions.

“Antibody” means a molecule obtained by Surrozen using the Antibody Library which comprises or contains: (a) one or more immunoglobulin variable domains; (b) fragments, variants, modifications or derivatives of such immunoglobulin variable domains, including but not limited to antigen binding portions including [****] (“Derivatives”) wherein said Derivatives [****]; or (c) the nucleic acid consisting of a sequence of nucleotides encoding (or complementary to a nucleic acid encoding) the foregoing molecules in (a) or (b).

“Antibody Library” means Distributed Bio’s antibody library identified on Exhibit A, and all updates and new versions of that library provided to Surrozen by Distributed Bio during the Term of this Agreement.

“Antibody Product” means any Antibody that includes a complementarity determining region derived by Surrozen from an Antibody in the Antibody Library, including fragments, variants, modifications and derivatives thereof.

“Development” means pre-clinical and clinical drug development activities reasonably relating to the discovery and development of pharmaceutical compounds and submission of information to a Regulatory Authority, including without limitation toxicology, pharmacology, and other discovery and pre-clinical efforts, stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies. When used as a verb, “Develop” means to engage in Development.

“Indication” means an application for a label indicating the applicable drug for a patient population, or indicating the drug for use in combination with another treatment or drug, in each case that [****].

“Licensed IP” means any patent rights and/or property rights of Distributed Bio that cover the composition of matter of any Antibody Product as of the Effective Date. For clarity, Licensed IP does not include any methods of generating antibody libraries.

“Materials” means the Antibody Library and any associated materials transferred to Surrozen, as well as any progeny, derivatives or improvements developed or derived by Surrozen therefrom, and any combination of the foregoing with other substances.

“Phase I Clinical Trial” means a study of an Antibody Product in human subjects or patients with the endpoint of determining initial tolerance, safety, metabolism or pharmacokinetic information and clinical pharmacology of such product as and to the extent defined for the United States in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent regulation in any other country.

“Phase II Clinical Trial” means a study of an Antibody Product in human patients to determine the safe and effective dose range in a proposed therapeutic indication as and to the extent defined for the United States in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent regulation in any other country.

“Phase Ill Clinical Trial” means a study of an Antibody Product in human patients with a defined dose or a set of defined doses of a Antibody Product designed to (a) ascertain efficacy and safety of such Antibody Product for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Antibody Product in the dosage range to be prescribed; and (c) support preparing and submitting applications for Regulatory Approval to the competent Regulatory Authorities in a country of the world, as and to the extent defined for the United States in 21 C.F.R.§ 312.21(c), or its successor regulation, or the equivalent regulation in any other country. Phase Ill Clinical Study shall also include any other human clinical trial serving as a pivotal study from which the data are actually submitted to the applicable Regulatory Authority in connection with a Regulatory Marketing Approval Application, whether or not such trial is called a “Phase Il l” study.

“Research” means the research undertaken by Surrozen using the Antibody Library to identify Antibody(ies) directed to up to [****] of Surrozen’s proprietary targets per year in each of the first [****] calendar years and [****] of targets in each year thereafter that the annual maintenance fee is paid. Surrozen shall not be obligated to disclose the identity of its proprietary targets to Distributed Bio.

3.    Subscription Payments and Milestones.

(a)	Surrozen shall pay to Distributed Bio an upfront fee of [****], due within [****] after the Effective Date of this Agreement.

(b)	Surrozen shall make an annual fee payment due within [****] of the Effective Date (“Annual Fee”) as follows:

(i)	No Annual Fee shall be due on the first and second anniversaries of the Effective Date; and,

(ii)	On the third anniversary and each anniversary thereafter of the Effective Date, Surrozen will pay to Distributed Bio an Annual Fee of [****]

(c)	Milestones. Surrozen also shall pay to Distributed Bio, the following milestone payments:

	Milestone Event	Milestone Amount
(i)	[****]	[****]

(ii)	[****]	[****]

(iii)	[****]	[****]
(iv)	[****]	[****]

(v)	[****]	[****]

(vi)	[****]	[****]

(vii)	[****]	[****]

Within [****] after achievement of any of the Milestone Events, Surrozen shall provide Distributed Bio with written notice of such achievement, and shall pay the corresponding Milestone payment within [****] after such achievement.

The Milestones (i) - (vi) set forth in this Section 3(c) shall be paid once for an Antibody Product.

(d)

If Surrozen obtains [****] of an Antibody Product without having paid Milestones 3(c)(ii)-(v) then those Milestones 3(c)(ii)-(v) which had not been paid, shall be due and payable within [****] of [****] of the Antibody Product. Royalties. Surrozen agrees to pay to Distributed Bio a royalty on Net Sales of Antibody Products of [****] of Net Sales of such Antibody Product.

(i)

The royalties to be paid under this Section 3(d) shall continue, on an Antibody Product-by-Antibody Product basis for ten (10) years after the first commercial sale of such Antibody Product (“Royalty Term”).

(ii)

“Net Sales” means payments actually received by Surrozen, its Affiliates or Sublicensees, from sales of Antibody Products to third party customers, less reasonable and customary deductions for any: [****].

(e)	Royalty Reports; Records.

(i)	Commencing on the first commercial sale of an Antibody Product, Surrozen shall furnish to Distributed Bio a written report for each calendar quarter during the term of this Agreement showing:

(a)	the gross sales of all Antibody Products sold by Surrozen, its affiliates and sublicensees during such calendar quarter and the calculation of Net Sales of the Antibody Products from such gross sales;

(b)	the royalties, payable in United States Dollars, which shall have accrued under this Agreement based upon such Net Sales of the Antibody Products;

(c)	the date of the launch of each Antibody Product; and

(d)	the exchange rates used in determining the amount of royalties payable in United States Dollars.

(ii)	Reports to be provided by Surrozen to Distributed Bio under this section shall be due [****] following the end of each calendar quarter.

(iii)

Records. Surrozen shall keep, and shall require that its affiliates and sublicensees keep, complete and accurate books of account and records in sufficient detail to enable the amounts payable under this Agreement to be determined. Such books and records shall be kept at the principal place of business of Surrozen, its affiliate or sublicensee, as the case may be, for at least [****] following the end of the calendar year to which such books and records pertain.

(f)

All payments are non-refundable. All payments shall be made in U.S. dollars by wire transfer to Distributed Bio in accordance with wiring instructions provided by Distributed Bio. All sales, use, gross receipts, compensating, value-added or other taxes, duties, licenses or fees (excluding Distributed Bio’s net income and franchise taxes) assessed by any tax jurisdiction arising from payments under this Agreement are the responsibility of Surrozen, whether paid by Distributed Bio or Surrozen.

(g)

Overdue Payments. In the event any milestone payment or any royalty payment payable by Surrozen to Distributed Bio under this Agreement is not made when due, such outstanding payment shall accrue interest (from the date such payment is due through and including the date upon which full payment is made) at the lesser of: (i) [****] or (ii) the maximum rate per annum permitted by applicable law.

(h)	Audits.

(i)

Audit Rights. Upon at least [****] prior written notice from Distributed Bio and [****], Surrozen shall permit, and shall require its Affiliates and shall use reasonable efforts to require its sublicensees, to permit, an independent certified public accounting firm of nationally recognized standing, selected by Distributed Bio and reasonably acceptable to Surrozen, to have access during normal business hours to such books of account and records of Surrozen, and its Affiliates and sublicensees, at such party’s principal place of business, as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any calendar year ending not more than [****] prior to the date of such request for the sole purpose of verifying the calculation and reporting of Net Sales in the previous [****] and the correctness of any royalty payment made under this Agreement for the previous [****]. Results of any such examination shall be made available to both Distributed Bio and Surrozen. The independent, certified public accountant shall disclose to the Distributed Bio only the amount of royalties or milestone payments, if any, that the independent auditor believes to be due and payable hereunder to the Distributed Bio, details concerning any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit. Any and all records examined by such independent accountant shall be deemed Surrozen’s Confidential Information which may not be disclosed by said independent, certified public accountant to any third party. If Surrozen is unable to obtain from any sublicensee a right for Distributed Bio to audit the books of account and records of such sublicensee, Surrozen shall obtain the right to inspect and audit such Sublicensee’s books and records for itself and shall exercise such audit rights on behalf of Distributed Bio upon Distributed Bio’s written request and disclose the results of any such audit to Distributed Bio.

(ii)

Audit Results. If such audit establishes that additional royalties were owed to Distributed Bio during the period covered by any audit pursuant to Section 3(g), Surrozen shall remit to Distributed Bio within [****] of the date on which Distributed Bio delivers to Surrozen such accounting firm’s written report so concluding: (i) the amount of such additional royalties; and (ii) interest on such amount which shall be calculated pursuant to Section 3(f). In the event amounts were overpaid by Surrozen during such period, the amount of such overpayment shall promptly be refunded by Distributed Bio to Surrozen. The fees charged by such accounting firm in connection with any audit pursuant to this Section 3(g) shall be paid by Distributed Bio; provided, however, that if a discrepancy in favor of Distributed Bio of more than [****] of the royalties due hereunder for the period being audited is identified, then Surrozen shall pay the reasonable fees and expenses charged by such accounting firm in connection with such audit.

4.    Delivery of Materials. Distributed Bio agrees to provide the Materials to Surrozen within [****] after the Effective Date of this Agreement and Distributed Bio will provide updated versions of the Materials as they become available from time-to-time during the term of this Agreement. Materials will be delivered to Surrozen by a carrier selected by Distributed Bio at Distributed Bio’s expense. Distributed Bio will bear the risk of loss of the Materials until the Materials are delivered to Surrozen.

5.    Confidentiality.

5.1    Confidential Information. Each Party shall treat all information received from the other Party including the terms of this Agreement (collectively, the “Confidential Information”) and shall not disclose any of such Confidential Information to any third party, without the disclosing Party’s prior written consent. The Materials shall be deemed the Confidential Information of Distributed Bio, and Surrozen shall only use Distributed Bio’s Confidential Information or Materials for the Purpose.

5.2    Exceptions. Notwithstanding the foregoing, neither Party shall have any obligation with respect to information (other than the Materials that can be shown by documentary evidence: (a) is or becomes publicly known and made generally available from sources who have not obtained such information, directly or indirectly, from the disclosing Party; or (b) was in the receiving Party’s possession at the time of disclosure by the disclosing Party and was not acquired directly or indirectly from the disclosing Party or from any other party under an obligation of confidentiality to the disclosing Party. Surrozen further agrees that any and all of Surrozen’s employees who require access to the Materials to conduct the Research shall be subject to contractual obligations of non-use and non-disclosure at least as restrictive as those set forth in this Agreement. Surrozen also may disclose Confidential Information derived from the Antibody Library in its patent filings for any Antibody identified by Surrozen as binding to a biological target of interest.

5.3    The obligations of non-disclosure and non-use with respect to Confidential Information shall survive termination or expiration of this Agreement for a period of [****].

6.    Protection of Information and Material. Without limiting Section 5 above, Surrozen shall not transfer any of the Materials to any third party without Distributed Bio’s prior written consent. Upon the expiration or termination of this Agreement, and in the absence of further written agreement of the Parties,

Surrozen shall cease all use and make no further use of the Confidential Information and the Materials. Surrozen shall take all reasonable steps, including, but not limited to, those steps taken to protect information and other property of its own of a confidential nature, to ensure that the Confidential Information and Materials are not disclosed or duplicated or in any manner delivered or disseminated to others.

7.    Non-exclusive Agreement. Surrozen acknowledges that the Materials may be provided by Distributed Bio to third parties, including Distributed Bio’s other customers, collaborators and subscribers, and Distributed Bio reserves the right to use the Materials for its own purposes, whatever they may be. Such third parties may be competitors of Surrozen and may use the Antibody Library for similar research as being performed by Surrozen.

8.    Title to Materials and Antibody(ies). All right, title and interest in and to Materials shall remain vested in Distributed Bio. For purpose of clarification, all right, title and interest in and to any Antibody(ies) identified by Surrozen shall be vested in Surrozen.

9.    Intellectual Property.

a.

Ownership of all data, discoveries, inventions and other subject matter (whether patentable or not) conceived, reduced to practice or otherwise discovered by Surrozen in the course of performing the Research or otherwise in connection with its use of the Materials, including but not limited to the Antibody Library, as permitted under this Agreement and all intellectual property rights therein, will be owned by Surrozen (“Surrozen Inventions”). For clarity, Surrozen shall be free to patent individual Antibody (or complementarity determining region (CDR)) sequences for any Antibody(ies) that were identified or derived by Surrozen in carrying out the Research. Because the Antibody Library is provided to Surrozen nonexclusively, Surrozen acknowledges that a third party may have filed patent applications on an Antibody or CDR sequence identified by Surrozen in the Research. Distributed Bio makes no warranties that any antibody in the Antibody Library or the Materials will not infringe any patent rights of any third party.

b.

Notice of Patent Filings. If Surrozen files any patent application on [****], then Surrozen agrees to provide written notice to Distributed Bio within [****] after filing any such patent application. Surrozen may provide Distributed Bio [****] at a time of its own choosing. The notice and [****] are Surrozen’s Confidential Information and shall not be disclosed to any third party in accordance with the provisions of Section 5. Within [****] after receipt of Surrozen’s notice of a patent filing, Distributed Bio will provide Surrozen with notice identifying: [****].

10.    License. Distributed Bio hereby grants to Surrozen a nonexclusive license under Distributed Bio’s Licensed IP to make, have made, use, sell, offer for sale, import or otherwise to undertake the Research and to exploit any Antibody Product identified by Surrozen using the Antibody Library..

11.    Publication. Surrozen shall not disclose any Confidential Information specifically relating to the Antibody Library or other Materials, orally or in writing, (e.g., by submission of a manuscript, abstract, or otherwise) to any third party, without prior written approval of Distributed Bio. Notwithstanding the foregoing, Surrozen has the right to publish on an Antibody(ies), including but not limited to patent filings in accordance with Section 9. Distributed Bio shall not disclose Surrozen Confidential Information.

12.    Care in Use of Materials. Surrozen acknowledges that the Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Materials. Surrozen shall at all times use the Materials in compliance with all state, federal and other applicable laws, rules and regulations pertaining to use of the Materials. Surrozen agrees to use the Antibody Library solely for the Research. For clarity, such restriction does not apply to Antibody(ies) identified by Surrozen in carrying out the Research.

13.    Waiver of Warranties. DISTRIBUTED BIO SUPPLIES ALL INFORMATION AND MATERIALS WITHOUT ANY WARRANTY, REPRESENTATION OR UNDERTAKING WHATSOEVER, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY RESPECTING THE EFFICIENCY, PERFORMANCE, WORKMANSHIP, CONDITION, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

14    Limitation of Liability. DISTRIBUTED BIO SHALL NOT BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY THEORY OF LIABILITY INCLUDING BUT NOT LIMITED TO CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE FOR ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES AND LOSS OF PROFITS. THIS LIMITATION WILL APPLY EVEN IF DISTRIBUTED BIO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES AGREE THAT THE FOREGOING LIMITATIONS REPRESENT A REASONABLE ALLOCATION OF RISK UNDER THIS AGREEMENT. DISTRIBUTED BIO’S LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS PAID BY SUBSCRIBER TO DISTRIBUTED BIO IN THE TWELVE MONTHS PRIOR TO ANY CLAIM BEING MADE.

15.    Term and Termination. This Agreement shall have an initial term of [****] from the Effective Date (the “Initial Term”) and shall automatically renew for additional one year terms, unless terminated by Surrozen. Surrozen may terminate this Agreement effective upon written notice to Distributed Bio. Either Party (the “Non-breaching Party”) may, without prejudice to any other remedies available to it, terminate this Agreement in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such breach has continued for sixty (60) days (the “Cure Period”) after written notice thereof is provided to the Breaching Party by the Non-breaching Party, such notice describing the alleged material breach in sufficient detail to put the Breaching Party on notice. Within [****] after termination or expiration of this Agreement, Surrozen shall return or destroy, at Distributed Bio’s discretion, the Materials, and if destroyed, provide written certification of such destruction; provided that Surrozen may retain any Materials to the extent such Materials encompass an Antibody for which Surrozen has filed for patent protection pursuant to Section 9. The provisions of Sections 2, 3 (with respect to payments due prior to such termination), 5, 6, 7, 8, 9, 14, 15, and 17-21 shall survive any termination or expiration of this Agreement.

16.    No Conflict. Surrozen shall not use any of the Materials in any research that is subject to consulting, licensing or similar obligations (including the provision of research services whether paid or un-paid) to any third party, unless written permission is first obtained from Distributed Bio. Surrozen hereby warrants that the rights and obligations set forth herein do not, and during the term of the Agreement will not, conflict with any other right or obligation provided under any other agreement that Surrozen has with any third party, including any company or government entity.

17.    Indemnity.

a.

Surrozen shall defend, indemnify and hold harmless Distributed Bio and its directors, officers and employees from and against any loss, claims or liability of any kind brought by a third party (collectively, “Claims”) to the extent that such Claims arise out of, in connection with, or as a result of: (a) the use, handling, storage transportation, containment or disposition of the Materials by Surrozen, (b) the research, development, manufacture, use, commercialization and other exploitation of a Surrozen Antibody Product(s), and (c) any breach of this Agreement by Surrozen; except in each case, to the extent such liability arises from Distributed Bio’s gross negligence, willful misconduct or breach of this Agreement.

b.

Distributed Bio will defend, indemnify and hold Surrozen, its directors, officers, employees and agents harmless from and against any and all loss or expense by reason of Claims to the extent such Claims arise out of, are based on, or result from Distributed Bio’s gross negligence, willful misconduct or breach of this Agreement.

18.    No Implied License. No license or other right is or shall be created or granted hereunder by implication, estoppel, or otherwise. All licenses and rights are or shall be granted only as expressly provided in this Agreement.

19.    Cost of Research. Surrozen shall be responsible for its own expenses in conducting the Research, and Distributed Bio shall have no obligation to pay Surrozen therefor.

20.    Miscellaneous. Except as otherwise provided herein, each Party hereto represents that it has the full right, power and authority to enter into this Agreement. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and the State of California without reference to conflicts of law principles. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter contained herein and supersedes any previous understandings, commitments or agreements, whether oral or written. This Agreement may only be amended by a written document signed by authorized representatives of both Parties hereto that specifically and expressly refers to this Agreement.

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Paragraph 21 and signatures follow immediately.

21.    Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the consent of the other Party which consent shall not be unreasonably withheld; provided , however, that Distributed Bio or Surrozen may, without such consent, assign this Agreement together with all of its rights and obligations hereunder to its Affiliates, or to a successor in interest in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, change of control, or similar transaction, subject in each such case to the assignee agreeing to be bound by the terms of this Agreement. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee or successor shall assume and be bound by all applicable obligations of its assignor or predecessor under this Agreement. [****]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Distributed Bio, Inc.		Surrozen, Inc.
(“Distributed Bio”)		(“Surrozen”)

By:	/s/ Giles Day	By:	/s/ Wen-Chen Yeh
Name:	Giles Day	Name:	Wen-Chen Yeh
Title:	President & CEO	Title:	CSO

Date:	9/30/2017	Date:	Oct. 3, 2016

Phone:	[****]	Phone:	[****]

EXHIBIT A

ANTIBODY LIBRARY

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